Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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Fidelity Bancorp, Inc.

                                                         STATUS OR OTHER
                                                           JURISDICTION             PERCENTAGE
SUBSIDIARIES                                             OF INCORPORATION            OWNERSHIP
------------                                             ----------------           ----------

Fidelity Bank, PaSB                                      Pennsylvania                  100%
FB Capital Trust                                         Delaware                      100%
FB Statutory Trust II                                    Connecticut                   100%

SUBSIDIARIES OF FIDELITY BANK, PaSB
-----------------------------------
FBIC, Inc.                                               Delaware                      100%